                                                                   EXHIBIT 10.27


                       ORION ATLANTIC SATELLITE SERVICES
                          CAPACITY SERVICES AGREEMENT


This Capacity Services Agreement (the "Agreement") is entered into on this First day of June, 1996 by and between Orion Atlantic, L.P. ("OA"), a Delaware limited partnership having its principal office at 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850-3234 (USA) and BET Satellite Services, Inc. (the "Customer"), a Delaware corporation having its principal office at 913 Market Street, Wilmington, Delaware 19801.

OA agrees to provide to Customer and Customer agrees to take from OA capacity services described herein (the "Service") pursuant to the Terms and Conditions and other associated attachments appended hereto, the Satellite Access Procedures (Exhibit A) and Service Performance Standards (Exhibit B), all of which together comprise the "Agreement." The Service described herein can be amended by attaching to this Agreement an Amended Service Description setting forth additional capacity services to be provided, which will be governed by the Terms and Conditions of this Agreement. The Service shall be provided in accordance with the Service Description below described ("Service Description"). Unless otherwise defined herein capitalized terms shall have the meanings given such terms in the Service Description.

SERVICE DESCRIPTION
-------------------

1.  BILLING NAME AND ADDRESS OF CUSTOMER:
    -------------------------------------

    BET Satellite Services Inc.
    One BET Plaza
    1900 W Place N.E.
    Washington, D.C.  20018-1211
    Attention: Clay E. Carney, V.P. Finance

    with copy to:

    BET Networks
    1899 9th. Street NE
    Washington, DC  20018-1211
    Attention: Mr. Stephen Nease, Director, Engineering Development for Business Affairs

2.  TERRESTRIAL FACILITIES:
    -----------------------

OA shall provide to Customer a terrestrial transmission service ("Terrestrial Facilities") as follows:

       .       Transmission of an NTSC analog video signal with three (3) audio subcarriers defined as "Left Channel," "Right Channel," and "Cue Tones" ("Signal") from the Bell Atlantic interface located at Customer's Master Control facility in Washington using a TV-1 analog terrestrial analog circuit provided by Bell Atlantic to the Diversified Communications, Inc. uplink facility in Washington, DC.
       .       Standards conversion of the Signal from the NTSC video standard to the PAL video standard.
               Compression of the Signal to one (1) 8.5 MBPS Compressed Digital
          Video (CDV) channel using a Tiernan, MPEG-2, SCPC encoder.
       .       Uplink of the Channels to the Orion 1 satellite, located at 37.5 degree W. L. ("Serving Satellite").

3.  SPACE SEGMENT, ORION 1
    ----------------------

OA shall provide nine (9) MHz of Space Segment on the Serving Satellite within the coverage of the trans-Atlantic Broad Beam. The minimum technical performance standards for the Service are set forth in the Circuit Parameters ("Minimum Standards") attached herein.

4.  ANTENNA HARDWARE:
    -----------------

During the Service Term, or as otherwise agreed by the parties, OA shall provide a maximum of ten (10) receive-only antennas (maximum size 2.4 meter) with LNBs and ten (10) Integrated Receiver Decoders (collectively, the "Antenna Hardware") for the sole purpose of receiving the Service. OA shall deliver the Antenna Hardware to entities designated by Customer in countries within the European Broad Beam downlink of the Serving Satellite ("End Users"). Customer shall be responsible for: (i) notifying OA in writing with at least 30 days' notice of when and where the Antenna Hardware will be required, and (ii) providing OA with a list of End Users authorized to receive and operate the Antenna Hardware. OA shall not be responsible for the payment of any customs, taxes, in-country shipping, installation, and maintenance of Antenna Hardware.

OA shall transfer the benefit of the equipment warranties for the Antenna Hardware to the End Users during the period in which the Antenna hardware is being used by such End User. Customer shall provide to OA (i) written verification from each End User that the Antenna Hardware is installed and operational; and (ii) written certification by each End User that the Antenna Hardware shall be used only for reception of signals from the Serving Satellite. In the event that no transmission of signals from the Serving Satellite to any particular End User site occurs within a two-month period during the Service Term, OA may remove the Antenna Hardware from such End User site at OA's cost, subject to OA's provision of a 30-day written cure notice for which no cure is timely effected.

5.  SERVICE TERM:
    -------------

A. SERVICE TERM:

The Service shall begin on the Service Commencement Date and shall continue for a fixed term of sixty (60) consecutive months (the "Service Term").




B. SERVICE RENEWAL:

Six months prior to the end of the Service Term, and if the Customer still requires capacity the Service or alternative capacity services, the Customer and OA agree to negotiate in good faith to reach a new agreement ("New Agreement"). The Customer further agrees to offer to OA the opportunity to match any comparable bona fide offer for the New Agreement. If OA makes a comparable offer, then the New Agreement shall be negotiated in good faith and effectuated by the parties.

6.  SERVICE FEE:
    ------------

The value of this Agreement has been determined to be $3,810,000 ($US).

7.  PAYMENT TERMS:
    --------------

       A. PAYMENT OPTIONS

Customer shall have the following payment options:

       .       A one-time payment of $3,378,313 ($US) ("Pre-Service Payment"), due ten (10) days after complete execution of the Service Commencement Date. This payment has been determined based on OA's interest carrying costs.
       .       A monthly recurring service fee of $63,500 ($US) per month. If
          Customer selects this option, an initial $63,500 ($US) ("Deposit") shall be due on the date of the Agreement. The Deposit shall be applied to the monthly recurring service fee for the first month of service.

If Customer initially elects to pay a Monthly Recurring Service Fee, then later decides that it desires to make a one-time payment to "pay off" the balance of the Service Fee for the Service Term (the "Service Balance"), it may do so by providing written notice thereof to OA. OA will promptly respond by providing to Customer in written its determination of the Service Balance which shall take into account OA's interest carrying costs and credit the amounts paid to date by Customer. Customer shall continue to timely pay the Monthly Recurring Service Fees when due until an agreement is reached between the Parties regarding the Service Balance and payment thereof is made by Customer in full.

B. REFUND OF PRE-PAID SERVICE FEES

If Customer selects the Pre-Service Payment, and this Agreement is terminated pursuant to paragraphs 6 (A), 6 (D), or 7 of the Terms and Conditions of this Agreement, the Pre-Service Payment shall be pro-rated for the unused portion of the Service Term. OA shall refund the pro-rated portion of the Pre-Service Payment together with interest at the rate of 8% per annum.

8.  SERVICE COMMENCEMENT DATE:
    --------------------------

The Service Commencement Date shall be June 1, 1996.


9.  CONTACT POINTS:
    ---------------

CUSTOMER CONTACT POINT:           OA CONTACT POINT:

Mr. Stephen Nease,                Mr. Richard Shay, VP Corporate & Legal Affairs
Dir. Engineering Development      Orion Atlantic, L.P.
BET Networks                      2440 Research Boulevard, Ste. 400
1899 9th Street NE                Rockville, Maryland  20850 (USA)
Washington, DC 20018-1211

________________________________________________________________________________
TELEPHONE: (202) 608-2727         TELEPHONE:  1 (301) 258-3209
TELECOPY:  (202) 608-2798         TELECOPY:   1 (301) 258-8119

with copy to:

Ms. Celeste Moy                   Mr. John J. Albert, Senior VP and GM
VP, Deputy General Counsel        Orion Atlantic
One BET Plaza                     2440 Research Boulevard, Ste. 400
1900 W Place NE                   Rockville, Maryland 20850 (USA)
Washington D.C. 20018-1211

TELEPHONE: (202) 608-2072         TELEPHONE: 1 (301) 258-3205
TELECOPY:   (202) 608-2504        TELECOPY:  1 (301) 258-3222


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ORION ATLANTIC, L.P.,                           BET SATELLITE SERVICES, INC.
 By:  Orion Satellite Corporation,
 Its General Partner

By: ______________________________              By: ____________________________
    John J. Albert                                  Mr. Clay E. Carney
    Senior Vice President & General Manager         President, BET Satellite
       Satellite Services                           Services, Inc.

                       ORION ATLANTIC SATELLITE SERVICES
                   TERMS AND CONDITIONS FOR CAPACITY SERVICE

1.   SCOPE OF AGREEMENT:

This Agreement is for the Service, and no property interest is created nor does it grant any rights to Customer to assert any right, interest, lien or encumbrance of any kind upon OA property and assets, including but not limited to, the Serving Satellite or related equipment owned by OA. The Service shall be provided on the Orion-1 satellite located at 37.5 degree W.L. ("Serving Satellite") and the Transponder(s) (the "Serving Transponder") and the beam(s) ("beams") designated by OA.

          2.   TERM AND RENEWAL:

          Customer hereby acquires the right to use the Service set forth in the Service Description. The Service Term shall commence on the Service Commencement Date and continue for the Service Term specified in the Service Description.

3.   LIMITS ON LIABILITY:
(A) OA's obligation under this Agreement is to provide Service to Customer in accordance with the Minimum Standards set forth in Technical Specifications and/or circuit parameters, and its liability for any failure to do so is limited exclusively to granting credits as expressly provided in this Agreement.
(B) THE FOREGOING UNDERTAKING IS IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
(C) OA SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER SIMILAR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DAMAGES RESULTING FROM LOSS OF ACTUAL OR ANTICIPATED REVENUES OR PROFITS, OR LOSS OF BUSINESS, DATA, CUSTOMERS OR GOOD WILL.
(D) In no event shall OA's total liability in connection with performance of this Agreement exceed an amount equal to the Service Fees to be paid by Customer during a particular invoiced period, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.

4.   INDEMNIFICATION:

Customer shall indemnify and hold harmless OA, its affiliates, and the respective directors, officers, employees and shareholders of OA or such affiliates against all claims and causes of actions, damages, expenses and liabilities arising from or in connection with the following: the use of the Service by Customer; content of material Customer transmits through use of Service, including, but not limited to, claims for defamation, distribution of obscene, indecent or otherwise unlawful programming, invasion of privacy, disparagement, trademark or copyright; any breach by Customer of obligations hereunder.

5.   CUSTOMER OBLIGATION:

Customer, in connection with its use of the Service including, without limitation, the transmission/program content, shall comply with all applicable rules and regulations of any federal, state or other domestic or foreign government authority with appropriate jurisdiction, both current and as may come into effect, as well as with this Agreement.

Further, Customer will obtain all necessary authorization for the ground segment equipment, and shall strictly comply with the provisions set forth in Exhibit A, Satellite Access Procedures.

6.   TERMINATION:
(A) Either party may terminate this Agreement on written notice to the other party in the event of: (i) Service Failure on a Serving Transponder providing the Service which cannot be restored or replaced by OA; (ii) a Service Failure on a Serving Transponder for which Alternative Service, Spare or Service Accommodation is not offered by OA; (iii) a Service Interruption on Serving Transponder that would otherwise qualify as a Service Failure, but for fact it resulted from Force Majeure, for which Alternative Service is not offered by OA;
(iv) no available transponder can meet Minimum Standards; (v) there is a control outage as set forth in Exhibit B; or (vi) retirement of the Serving Satellite.
(B) OA may terminate this Agreement on written notice in the event of : (i) non-payment of sums due OA for a period of ten (10) days after receiving notice of non-payment from OA; (ii) Customer fails to comply in material respects with all covenants, agreements and conditions hereunder, and failure remains for thirty (30) days after written notification from OA; (iii) Customer engages in violation of the Satellite Access Procedures and fails to immediately cease such violation(s) upon receipt of notice to do so from OA; or (iv) Customer is held by a competent authority to have violated government laws or regulations in connection with the Service or its use.
(C) If OA is able to terminate this Agreement in accordance with 6(B), OA may its sole option, upon twenty four (24) hours notice, exercise any one or more of the following remedies: accelerate any sums due OA under this Agreement; temporarily suspend service to Customer until Customer corrects reason for suspension; terminate Service completely; terminate the Agreement; proceed by court action to recover damages for breach and any sums due thereunder, including all fees, damages and fees due; pursue other remedies available hereunder or at law or in equity.
(D)  Agreement can also be terminated or canceled by OA without liability if:
(i) OA is prohibited from furnishing the Service or if any material term, condition or rate contained herein is substantially changed by order of a court of competent jurisdiction, by any federal, state or any other domestic or foreign government; (ii) Customer's programming content and/or business operations violate the regulation and laws of any federal, state or any other domestic or foreign government; or (iii) Customer is precluded by law from transmitting its programming signal into any country or part of a country served by the Serving Transponder(s). Following such, no further payments shall be payable by either party except for payments concerning obligations relating to periods prior to and including the date of termination; provided however, the indemnification provisions set forth in Section 4 will continue in full force and effect.
(E) In the event of termination in accordance with Paragraphs 6(A), 6(D) or 7(B), OA shall promptly refund to Customer any Service Fees paid for Service not provided and any deposits received and not applied to Service Fees for services provided to Customer, unless otherwise agreed to in the Service Description.

7. FORCE MAJEURE:
(A) OA shall not be liable for Service Interruptions resulting from any causes beyond its reasonable control, including, but not limited to, acts of God, fire, flood, adverse weather conditions, meteorological or atmospheric occurrences or disturbances (including, but not limited to, Sun outages) or other natural events, externally caused interference, acts of government (including, but not limited to, any law, rule, order, regulation or direction of the United States Government or of any other government, or of any department, agency, commission, bureau, court, or instrumentality thereof, or of any civil or military authority); national emergencies; insurrections; riots; acts of war; civil disorder; quarantine restrictions; embargoes, delays of suppliers, contractors, material, vendors and other carriers; and strikes, lockouts, work stoppages, labor difficulties, or acts or omissions of Customer or its Employees, Agents or Contractors. Each such event shall constitute a Force Majeure.
(B) In the event of a Service Interruption that would otherwise qualify as a Service Failure but for the fact that such Service Interruption resulted from a Force Majeure, OA's obligation to provide Service and Customer's obligation to pay for Service not yet provided on the affected Serving Transponder(s) will be suspended until (i) the Service is restored; (ii) OA offers to provide Service on the same Serving Satellite on a Transponder meeting the Minimum Standards of the same Transponder Class as the affected Serving Transponder, or (iii) until 30 days have elapsed, whichever is less. If, within such thirty (30) day period, the affected Serving Transponder is restored to meet the Minimum Standards or OA offers Alternative Service, the parties' obligations with respect to the affected Serving Transponder under this Agreement shall be reinstated for the remainder of the term of this Agreement. If Service is not reinstated at the end of the 30 day period either party may terminate this Agreement
(C) For the purpose of this Section, an irreparable satellite component failure shall be deemed a Force Majeure, regardless of the cause(s) of such failure.

8.  FEES AND PAYMENT
(A) The Monthly Recurring Service Fees and payment terms are set forth in the Service Description. These Service Fees do not include any federal, state or local sales or use taxes, value added taxes, fees or assessments however denominated which may now or hereafter be levied on the Services provided or payments made under this Agreement. Any such taxes, fees or assessments shall be paid by Customer. Should OA be required to pay or pays these taxes, fees or assessments, Customer shall promptly reimburse OA for such payments upon receipt of an invoice from OA.

(B) Customer shall notify OA within ten (10) days of receipt of an invoice in the event it disputes any invoiced amount, and shall timely pay any undisputed
charges.   In the event that any undisputed sums are not paid in full by
Customer when due or a disputed amount is not paid in full when initially due and said amount is later determined to a valid charge, OA shall assess Customer a late payment fee calculated on outstanding balance then due at the lower of 1.5% interest per month for each month or part thereof or the highest rate permitted under the applicable New York law, plus costs of collection including reasonable attorneys fees.
(C) Unless otherwise indicated in the Service Description, the Monthly Recurring Service Fees shall be due in advance, on or before the first day of
the month in which Service will be provided.   In instances where an occasional
use service is provided and a monthly recurring service fee is not specified, payment shall be due upon Customer's receipt of invoice from OA.
(D) All payments by Customer hereunder shall be made in U.S. dollars; shall be deemed to be made upon receipt of collected funds by OA; and shall be made by Customer check drawn from a U.S. bank or bank wire transfer to such bank account as OA shall designate by notice to Customer. Any and all transfer, exchange or similar fees are the responsibility of Customer.
(E) Partial month Service shall be billed pro-rata, using a thirty (30) day month. Any Service provided in a day (beginning and ending by Greenwich Mean Time ("GMT")), shall be considered a full day.
(F)   No interest shall be paid on pre-paid Service Fees and deposits.

9.  ASSIGNMENT
(A) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

(B) Customer may only assign in whole its rights or obligations set forth in this Agreement and only upon OA's prior written consent, which consent may be conditioned but not unreasonably withheld.
(C) OA may assign this Agreement to its corporate parent or wholly owned subsidiary of Orion Network Systems, Inc., or to any affiliate or an affiliate of affiliate or to any other entity, for any reason.
(D) Upon receipt of written notification of a permitted assignment hereunder, each party shall perform all its obligations hereunder to or for the benefit of the assignee and deliver and execute such documentation as may reasonably be required under this Agreement.
(E) "Assign" shall mean for the purposes of this sub-section to sell, assign, convey, lease, sublease or permit the utilization of in any manner directly or indirectly the rights, services or obligations set forth herein.
(F) No assignment shall relieve either party of its rights and obligations to the other party.


10.  ADDITIONAL PROVISIONS

          (A) Waivers or Consents by either party to any variation from any provision of this Agreement shall be valid only in the specific instance in which waiver or consent is given, and shall not be construed as a waiver of any other provision of this Agreement or with respect to any similar instance or circumstance.

          (B) THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE INSTRUMENT.

          (C) If any provision of this Agreement shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforced to fullest extent permitted by law consistent with parties' intent as expressed in this Agreement.

          (D) THIS AGREEMENT MAY NOT BE AMENDED, ALTERED, OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING, DULY EXECUTED BY BOTH PARTIES.

          (E) This Agreement is the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.

          (F) ALL NOTICES OR OTHER COMMUNICATIONS WHICH MAY BE OR ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT SHALL BE IN WRITING AND MAILED BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, OR TRANSMITTED BY HAND DELIVERY, OR FACSIMILE MACHINE TO THOSE PERSONS WHOSE NAMES AND BUSINESSES ADDRESSES APPEAR IN THE SERVICE DESCRIPTION.

(G) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (U.S.A.) (not including the choice-of-law rules thereof), and the parties hereby irrevocably submit to the non-exclusive jurisdiction and venue of the state and federal courts sitting in the State of Maryland for the purpose of all legal proceedings arising out of or relating to this Agreement. The Customer hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Customer at its address specified herein or in any other manner permitted by law. To the extent that the Customer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attached prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Customer hereby irrevocably waives such immunity in respect of its obligations under this Agreement.
(H) Neither party shall issue a public notice or news release concerning this Agreement and the transactions contemplated hereby without the prior approval of the other, which approval shall include the right to approve the form, content and timing of any such publicity.
(I) The contents of this Agreement and information considered proprietary by OA and Customer shall be treated as confidential and shall be disclosed only to authorized employees, representatives or agents.

                                    INITIAL:  __________ ("Customer")

                                              __________ ("OA")

                       ORION ATLANTIC SATELLITE SERVICES
                          SATELLITE ACCESS PROCEDURES

                                   EXHIBIT A

                       ORION ATLANTIC SATELLITE SERVICES
              SERVICE PERFORMANCE STANDARDS FOR CAPACITY SERVICES

                                   EXHIBIT B

1.  SERVICE PERFORMANCE AND SERVICE INTERRUPTIONS:
(A) OA will provide the Service on one or more Transponders that meet or exceed the Minimum Technical Performance Standards ("Minimum Standards") set forth in the Service Description. For any period during which a Serving Transponder fails to meet the Minimum Standards and Customer ceases to use the Service (such period is a "Service Interruption") OA will give Customer a credit allowance. A failure to meet the Minimum Standards does not constitute a Service Interruption when due to any of the following causes: (i) the failure or non-performance of any terrestrial facilities or equipment, including any out-of-tolerance earth station or terrestrial facilities conditions; (ii) the fault, negligent act, or failure to act of Customer (any service user), its employees, or agents; (iii) sun outages, rain fade, or externally caused interference; (iv) suspensions or termination of Service made in accordance with this Agreement; or (v) transponder/beam switching duration.
(B) Customer shall immediately notify OA of a suspected Service Interruption. After consultation with Customer, OA will confirm whether a Service Interruption has occurred and will notify the Customer. The duration of a Service Interruption is measured from the earlier of the time that (i) OA is notified by Customer of a Service Interruption, or (ii) OA otherwise becomes aware of a service interruption, until the earlier of (iii) Customer is notified that the affected Serving Transponder again meets the Minimum Standards or (iv) Customer's resumption of use of the Service. No credit shall be allowed for a Service Interruption of less than fifteen (15) minutes. Credit shall be given for each thirty (30) minutes of interrupted Service which shall be computed on a proportionate basis using the number of hours in the month during which Service was interrupted.
(C) In the event of a Service Interruption, other than for those causes set forth in paragraph 2 below, Customer shall be entitled to a credit against the next invoiced payment due OA. All credits for Service Interruption shall be set forth in the next billed invoice that follows the interruption in Service. Customer shall notify OA within ten (10) days of the date an invoiced amount is due if it disputes the invoiced amount. Customer shall timely pay any and all sums due that are not disputed.

2.  FAILURE OF SERVICE:
(A) For the purpose of this Agreement, a "Service Outage" shall be deemed to have occurred if (i) one or more Service Interruptions of one (1) minute or more in duration occur on the affected Serving Transponder during any consecutive seven hundred twenty (720) hour period, and (ii) the aggregate of all such Service Interruptions on the affected Serving Transponder during such period exceeds one hundred twenty (120) minutes.
(B) Except as provided in Paragraph 2(C) below, Serving Transponder shall be deemed to have failed (a "Service Failure") if: (i) OA fails to restore the affected Serving Transponder to meet the Minimum Standards within twenty four
(24) hours of the occurrence of a Service Outage; (ii) OA determines that the affected Serving Transponder cannot be restored to meet Minimum Standards within twenty four (24) hours of the occurrence of a Service Outage; or (iii) the affected Serving Transponder is restored to meet the Minimum Standards within twenty four (24) hours of the occurrence of a Service Outage and during the seven hundred twenty (720) hour period following any such restoration, the affected Serving Transponder again experiences a Service Outage.
(C)  The following shall not constitute a Service Failure: (i) Service Testing.
                                                               ---------------
OA may perform Service Testing after a minimum of forty-eight (48) hours prior notice to Customer, and after reasonable efforts to coordinate such testing with Customer to minimize disruption of its use of the Service. OA shall limit such testing to circumstances in which testing is necessary to maintain or initiate new service on the Serving Satellite, to properly coordinate with other satellite users or operators, or to otherwise prudently manage its Satellites while minimizing Service Testing to the greatest extent possible; (ii) Emergency Testing. OA may, at its sole
                                   -----------------
discretion, perform Emergency Testing on the greatest reasonable notice to Customer allowed by the circumstances, and only for the purpose of restoring, or determining the cause of, a failure of a component or subsystem on the Serving Satellite, or in response to an order of a court or the FCC, or to determine the cause or source of interference, or to protect the overall satellite performance; and (iii) Force Majeure Interruption. A Service
                       --------------------------
Interruption that would otherwise qualify as a Service Failure, but for the fact that such Service Interruption resulted from a Force Majeure.
(D) Customer shall use all reasonable efforts to aid and cooperate with OA in determining the cause of Serving Satellite's failure to meet Minimum Standards, at no cost to Customer.

3.   SERVICE RESTORATION, SPARES AND SUBSTITUTE CAPACITY:
(A) In the event of a Service Failure, OA may, but shall not be required to, re-establish Service on available capacity meeting the Minimum Standards ("Available Capacity") on a first come, first serve basis among all similar Customers, including OA, unless such Customer is classified for rights to restoration of Service. Provided however, if a service problem can be compensated for by increasing the power of transmission to the Serving Satellite, OA has the option in lieu of providing Alternative Service to require the Customer to increase the power of transmission to the extent possible on its Existing Equipment and/or to improve the customer provided transmission and/or reception equipment or antenna size (at OA's sole discretion, cost and expense) ("Service Compensation").
(B) In order to facilitate satellite and transponder loading efficiencies, OA may, upon notification to Customer, reassign the Capacity frequency and/or move Service to another transponder(s) meeting same Minimum Standards as the Serving Transponder(s) at no space segment or ground segment equipment cost to Customer. Customer and OA will cooperate and make a best reasonable effort in finding convenient date and time for relocating the Service to avoid and/or minimize any service interruptions. OA will endeavor to give reassignment notification at least ninety (90) days in advance to Customer.

4.   CONTROL OUTAGE:
If a Service Outage occurs due to loss of control of the Serving Satellite and the Service is not restored within a period of less than one hundred twenty
(120) hours from the start of such Service Outage, a "Control Outage" shall be deemed to have occurred. During the period of such Service Outage that Service is not available, OA's obligation to provide Service and Customer's obligation to pay for Service not yet provided on the affected Serving Transponder(s) shall be suspended.

5.   SATELLITE OPERATIONS:
(A) Nothing in this Agreement shall be construed to prevent OA from taking any action necessary to protect its satellites or to implement its obligations hereof on a non-discriminatory basis to all customers, including Protected Transponder Service customers and OA usage, or those otherwise contracting for restoration, or to act in accordance with the Transmission Access Procedures.
(B) OA reserves the right to periodically transmit essential station-keeping signals to selected transponders. Such transmissions will not degrade the performance of the Service and/or Service Transponder.
(C) OA reserves the right to relocate the Serving Satellite in accordance with applicable laws and regulations of any federal, state or other domestic of foreign government authority with appropriate jurisdiction. Prior to any such relocation of the Serving Satellite, OA will give written notice to Customer of the Serving Satellite's new location and whether the Serving Transponder(s) will continue to meet the Minimum Standards. Thereafter, the rights and obligations of the parties under this Agreement shall continue.

6.  RETIREMENT OF SATELLITE:
(A) The owner of the Serving Satellite shall be entitled to retire the Serving Satellite without liability: (i) if fifty percent (50%) or more of the Transponders on the Satellite have failed or are unusable for any reason; (ii) in the event that the Satellite's station-keeping fuel, required to meet + 0.05
                                                                         -
degrees, becomes depleted to a level sufficient only to ensure removal of the Serving Satellite from its assigned orbital position; (iii) if required to do so by any governmental authority; or (iv) if special circumstances require retirement, and such FCC authority as is required for retirement is obtained.
(B) OA will use its best efforts to provide Customer written notice of a decision to retire the Serving Satellite prior to the expiration of this Agreement as far in advance of the date of retirement as the circumstances allow. Upon retirement of the Serving Satellite, all future performance obligations of the parties under this Agreement shall terminate.

7.  CUSTOMER RESPONSIBILITIES:
(A) Unless otherwise specified in the Service Description, no terrestrial facilities shall be provided by OA and Customer shall be responsible to install, license and maintain the terrestrial facilities which communicate to and from the Serving Satellite. Customer will not transmit or otherwise act in any manner that violates the technical requirements of the Satellite Access Procedures. Customer will always provide the necessary capability at its transmit facilities to cease transmission immediately upon notice from OA via phone and/or fax. OA may, but is not obligated to, inspect Customer provided facilities to insure compliance to this requirement.
(B) Customer shall provide to OA all pertinent technical characteristics of Customer-provided equipment used in connection with the Service as specified in the Satellite Access Procedures.
(C) If OA provides terrestrial facilities and/or services to Customer, such terrestrial facilities and/or services shall be provided strictly an accommodation to Customer. Terms and conditions governing the provision of terrestrial facilities and/or services, if any, shall be set forth in either the Service Description or a separate agreement between OA and Customer. In the event that OA receives service interruption credits for a failure or malfunction in the terrestrial facilities and/or services from a third party facilities provider, OA will pass through these service interruption credits to Customer in the next month's invoiced billing statement. A malfunction or failure of the terrestrial facilities and/or services shall not relieve Customer of any obligation to timely pay any Service Fee(s) and/or Monthly Recurring Fee(s) due OA.

                                        INITIAL: ___________ ("Customer")

                                                       ___________ ("OA")